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                                WARRANT AGREEMENT
                                -----------------

         This Warrant Agreement ("Agreement"), dated as of August 18, 2000, is made by and between Constellation 3D, Inc., a Florida corporation ("Company"), and Blank Rome Comisky & McCauley LLP, a limited liability partnership formed and registered under the laws of the Commonwealth of Pennsylvania ("Grantee").

         WHEREAS, in order to reduce, by $50,000 (Fifty Thousand Dollars), its outstanding legal fees due to Grantee for services rendered to Company by Grantee, Company desires to afford Grantee the opportunity to purchase shares of Company's common stock, par value $0.001 per share; and

         WHEREAS, Company's Board of Directors has determined that it would be in the best interests of Company to grant the warrant provided for herein to Grantee, to reduce the amount of the aforesaid outstanding legal fees.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions.

         "Commission" shall mean the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company, as constituted as of the date of this Agreement.

         "Eligible Securities" shall mean all Registrable Securities other than Excluded Securities.

         "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Excluded Securities" shall mean Registrable Securities that are free of restriction on resale under the Securities Act (by removal of all restrictive legends, instructions to transfer agent or otherwise) pursuant to Rule 144(k) of the Securities Act.

         "Register," "registered" and "registration" each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

         "Registrable Securities" shall mean (i) the Common Stock issuable upon exercise of the Warrant granted to Grantee, (ii) any Common Stock of the Company issued in exchange for or in replacement of such Warrant, or Common Stock issued upon conversion thereof.

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         "Requisite Period" shall mean, with respect to a firm commitment underwritten public offering, the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of (i) the date on which the sale of all Registrable Securities covered thereby is completed and (ii) 180 days after such effective date.

         "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.

2. Grant of Warrant. Grantee is hereby granted a warrant (the "Warrant") to purchase at any time or from time to time, as a whole or in part, Five Thousand Five Hundred and Fifty Five (5,555) shares of Stock ("Warrant Shares") on the terms and conditions set forth in this Agreement.

3. Termination of Warrant. The Warrant shall terminate on July 31, 2005.

4. Purchase Price. The purchase price of the Warrant Shares shall be $0.001 (One Tenth of One Cent) per share ("Purchase Price").

5. Methods of Exercise. Grantee may exercise the Warrant by written notice to the Company stating (i) that the Warrant is being exercised and (ii) the number of Warrant Shares desired to be purchased, accompanied or followed by cash, wire transfer or check in an amount equal to the aggregate Purchase Price of the Warrant Shares being purchased (i.e., the number of Warrant Shares exercised multiplied by the Purchase Price).

6. Registration Rights If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 and any successor forms thereto as well as registrations that do not permit resales), each such time it will give written notice to Grantee at least thirty (30) days prior to such filing. Upon the written request of Grantee received by the Company within twenty (20) days after the giving of any such notice by the Company to register any of its Eligible Securities, the Company will cause the Eligible Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder of such Eligible Securities so registered. Notwithstanding the foregoing, in the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Stock, the number of Eligible Securities to be included in such an underwriting may be reduced (pro rata among the requesting holders and Grantee, and its assigns and the other selling stockholders (based upon the number of Eligible Securities requested to be registered by them)) if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would adversely affect the success of such an underwriting, provided, that such number of Eligible Securities shall not be reduced if any shares of Stock are to be included in such underwriting for the account of any person other then the Company and its assigns or requesting holders of Eligible Securities. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 6 without thereby incurring any liability to the holders of Eligible Securities.

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If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective not later than 120 (one hundred and twenty) days from the date of its filing and to remain effective for the Requisite Period;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

         (c) furnish to Grantee such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as Grantee reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

         (d) use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

         (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed, or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Common Stock on the Nasdaq National Market or SmallCap Market or the quotation of the Common Stock using the Over-the-Counter Bulletin Board quotation service of the National Association of Securities Dealers;

         (f) immediately notify Grantee, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

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         (g) notify each seller of Registrable Securities of the issuance by the
Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

         (h) permit Grantee to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing;

         (i) if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation, customary indemnification and contribution provisions;

         (j) if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) if Grantee is not representing the Company for the purposes of such registration, a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters; and (ii) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

         (k) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as Grantee or any underwriters may reasonably request; and

         (l) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

In connection with each registration hereunder, the Grantee will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

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7. Expenses. The Company will pay any and all costs and expenses in connection with any registration statement filed hereunder.

8. Transferability. Subject to compliance with applicable federal and state securities laws, this Stock Warrant Agreement may be transferred by the Grantee with respect to any or all of the Warrant Shares purchasable hereunder. Upon surrender of this Stock Warrant Agreement to the Company, together with the assignment hereof properly endorsed, for transfer of this Stock Warrant Agreement as an entirety by the Grantee, the Company shall issue a new Stock Warrant Agreement of the same denomination to the assignee. Upon surrender of this Stock Warrant Agreement to the Company, together with the assignment hereof properly endorsed, by the Grantee for transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new Stock Warrant Agreement to the assignee, in such denomination as shall be requested by the Grantee hereof, and shall issue to such Grantee a new Stock Warrant Agreement covering the number of Warrant Shares in respect of which this Stock Warrant Agreement shall not have been transferred.

The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by Grantee to one or more transferees or assignees of such securities; provided, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

9. Change in Number of Shares of Stock. If and to the extent that the number of issued shares of Stock shall be increased or reduced by change in par value, split-up, reclassification, reorganization, merger, distribution of a dividend payable in stock, or the like, the number of shares of Stock subject to warrant and the Purchase Price shall be proportionately adjusted in good faith by the Company's Board of Directors.

10. Rights prior to exercise of warrant. Grantee shall have no rights as a stockholder with respect to the Warrant Shares until payment of the Purchase Price and delivery to Grantee of such Stock as herein provided.

11. Agreement Binding. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12. Severability. In case one or more provisions of this Agreement shall be found to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

13. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto, relating to the subject matter hereof, and cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by both parties.

14. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Pennsylvania.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date set forth above.

                                      CONSTELLATION 3D, INC.


                                      By:      /s/ Eugene Levich
                                               ---------------------------------
                                               Eugene Levich,
                                               President and
                                               Chief Executive Officer


                                      BLANK ROME COMISKY & McCAULEY LLP


                                      By:      /s/ Alan L. Zeiger, Esq.
                                               ---------------------------------
                                               Name:  Alan L. Zeiger, Esq.
                                               Title: Partner